UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022 (May 9, 2022)

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38163	35-2554312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 E. Riverside Dr Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 939-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, par value $0.001 per share	PETQ	Nasdaq Global Select

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☐ Indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act (17 CFR 240.13(a)-1)

Securities registered pursuant to Section 12(b) of the Act:

EXPLANATORY NOTE:  The original filing included the form of Transition Support Agreement and General Release. This Form 8-K/A includes the final Transition Support Agreement and General Release.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2022, the Company announced that Susan Sholtis who was serving as President, will leave the Company on May 27, 2022, to spend more time with her family. A Copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated by reference herein. The Company and Ms. Sholtis entered into a Transition Support Agreement and General Release (the “Transition Agreement”). The Transition Agreement provides for Ms. Sholtis’ resignation from employment with the Company and provides that Ms. Sholtis will remain available on an as needed basis to ensure a smooth transition through September 30, 2022. Following such retirement, Ms. Sholtis will become entitled to certain payments, rights and benefits. The foregoing description of the Transition Agreement is not complete and is qualified by reference to the full text of the agreement, a copy of the form of Transition Agreement filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Transition Support Agreement and General Release, between PetIQ, Inc., and Susan Sholtis.
99.1	Press Release dated May 4, 2022 announcing Executive Leadership Team changes.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETIQ, INC.

Dated: May 19, 2022	By	/s/ Zvi Glasman
	Name:	Zvi Glasman
	Title:	Chief Financial Officer